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                                                             EXHIBIT 10.2

                        UNIFIED HOLDINGS, INC.
                    RESTRICTED STOCK OPTION PLAN

      1.    Purpose.    The  purpose of the Unified Holdings, Inc.
            -------
Restricted Stock Option Plan (hereinafter called the "Plan") is to promote the interests of Unified Holdings, Inc., a Delaware corporation (hereinafter called the "Corporation"), by affording an incentive to certain key members of the Board of Directors of the Corporation and its subsidiaries and to certain key employees of the Corporation and its subsidiaries to remain in the employ of the Corporation and its subsidiaries and to use their best efforts in its behalf; and to further aid the Corporation and its subsidiaries in attracting, maintaining and developing capable personnel and directors of a caliber required to ensure the continued success of the Corporation and its subsidiaries by means of an offer to such persons of an opportunity to acquire or increase their proprietary interest in the Corporation through the granting of options to purchase the Corporation's stock pursuant to the terms and conditions of this Plan.

      2.    Shares Subject to Plan.
            ----------------------
            A. Subject to the provisions of Section 11, the shares to be delivered upon exercise of options granted under the Plan shall be made available, at the discretion of the Board of Directors, from the authorized unissued shares of the Corporation's no par value common stock. Unless the context indicates otherwise, as used herein, Common Stock shall refer to shares of the no par value common stock of the Corporation, or the common stock or securities of a Successor of the Corporation that have been substituted therefor under Section 11 of the Plan.

            B. Subject to adjustments and substitutions made pursuant to the provisions of Section 11, the aggregate number of shares that may be issued upon exercise of all options that may be granted under the Plan shall not exceed sixty thousand (60,000) shares of the Corporation's authorized shares of Common Stock.

            C. If any option granted under the Plan expires or terminates for any reason whatsoever without having been exercised in full in accordance with the terms of the Plan, the shares of Common Stock subject to, but not delivered under, such option shall become available for any lawful corporate purpose, including for issuance pursuant to other options granted to the same employee or other employees without decreasing the aggregate number of shares of Common Stock that may be granted under the Plan.

            D. More than one option may be granted to an optionee pursuant to this Plan.

      3.    Option Agreements.
            -----------------
            A. Each option granted under the Plan shall be evidenced by an option agreement signed by a member of the Plan Committee (as hereinafter defined) on behalf of the Corporation and by the optionee.

            B. An option agreement shall constitute a binding contract between the Corporation and the optionee, and every optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of this Plan and of the option agreement.

            C. The terms of the option agreement shall be in accordance with this Plan, but may include additional provisions and restrictions, provided that the same are not, as determined by the Plan Committee, inconsistent with the Plan.

      4.    Administration.   The Plan shall be administered and interpreted
            --------------
by a committee (the "Plan Committee"), appointed by the Board of Directors, and whose membership shall be determined and reviewed from time to time by the Corporation's Board of Directors. The Plan Committee shall consist of not less than three (3) members of the Board of Directors unless and until the Board of Directors votes to alter the composition of the Plan Committee, and at least one of the three members of the Committee shall not be an officer or employee of the Corporation, and/or its subsidiary. Committee members may, however, own Common and/or Preferred Stock of the Corporation.


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      The Committee shall have all of the powers granted to it in this and other
Sections of the Plan.  The Committee shall have any and all power and authority (including discretion with respect to that power and authority)
which shall be necessary, properly advisable, desirable or convenient to enable it to carry out its duties under the Plan. Subject to the express provisions and limitations of the Plan, the Committee shall have full power and authority to construe, interpret and administer the Plan and may from time to time adopt such rules, procedures, rules, guidelines and regulations for carrying out the Plan as it may deem proper, appropriate, and in the best interests of the Corporation and in keeping with the objectives of the Plan for the conduct of its affairs. This power includes, but is not limited to, establishing all terms and conditions of any options granted and adopting modifications, amendments, forms and procedures as may be necessary to comply with provisions of any applicable regulatory rulings. The Committee may delegate part or all of its administrative authority granted hereunder to one or more of its members, as the members by unanimous consent deem appropriate. Subject to the terms, provisions and conditions of the Plan, the Committee shall have exclusive jurisdiction:  (i) to select the employees to whom options shall be granted; (ii) to determine the number of shares of Commons Stock subject to each option; (iii) to determine the time or times when options will be granted; (iv) to fix such other provisions of the option agreement as it may deem necessary or desirable consistent with the terms of the Plan;  and (v) to determine all other questions relating to the
administration of the Plan.    The interpretation and construction by the
Committee of any provisions of the Plan (including the administering of the Plan) and/or any stock options granted hereunder shall be final, conclusive, and binding upon all persons, and the officers of the Corporation shall place into effect and shall cause the Corporation to perform its obligations under the Plan in accordance with the determinations of the Committee in administering the Plan.
      Any member of the Plan Committee shall resign his or her membership immediately upon receiving notice that a majority of the members of the Board of Directors ha voted in favor of such resignation.

      5.    Eligibility.      Key employees and directors of the Corporation
            -----------
shall be eligible to receive options under the Plan. That an employee has been granted an option under this Plan shall not in any way affect or qualify the right of the Corporation to terminate his employment at any time, subject to the terms and conditions of any employment agreement that may then be in effect. Nothing contained in the Plan shall be construed to limit the right of the Corporation to grant options otherwise than under the Plan for any proper and lawful corporate purpose, including but not limited to options granted to key employees. Key employees to whom options may be granted under the Plan will be those elected by the Plan Committee from time to time who, in the sole discretion of the Plan Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Corporation.
      That a director has been granted an option under this Plan shall not in any way affect or qualify the right of the Corporation's shareholders, pursuant to its by-laws, to terminate a director's position on the Corporation's Board of Directors, nor shall it be construed as any implied or suggested term of directorship, as such term is solely the decision of the shareholders of the Corporation.

      6.    Option Price.     The price at which a Share of Common Stock may
            ------------
be purchased under an option granted pursuant to the Plan shall be set by the grant but shall in no instance be less than fair market value on the date of grant, determined by:

            [i]   If the Common Stock is traded on the over-the-counter
market, the fair market value shall be the average of the final closing price of the Common Stock on the twenty business days immediately preceding the grant of the Stock Option Agreement, as reported by the National Association of Securities Dealers Automated Quotation System.

            [ii] If the Common Stock is listed on a national securities exchange, the fair market value shall be he average of the closing prices of the Common Stock on the Composite Tape for the ten (10) consecutive trading days immediately preceding such given date.

            [iii] If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such fair market value as the Plan Committee, in good faith, shall determine. Such fair market value shall not be determined without consultation with the chief financial officer of the Corporation.

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      The option price shall be subject to adjustments in accordance with the provisions of Section 11 herein.

      7.    Exercise of Options.    Unless otherwise modified by the
            -------------------
Committee in the individual stock option agreement, any options granted under the Plan shall not be exercisable until: (a) the optionee has had cumulative employment (or directorship) of at least five (5) years; or (b) the optionee has had continuous employment (or directorship) with the Corporation for a period of at least two (2) years after the date such stock option is granted. Any and all options must be exercised, if at all, within ten (10) years after the date such option is granted.
      Subject to the terms and conditions of any applicable stock option agreement, any option granted under the Plan may be exercised in whole or in part in installments at such time or times as the Committee may prescribe in the applicable stock option agreement.
      Except as otherwise provided herein, no option granted under this Plan may be exercised unless the optionee is at the time of such exercise an employee (or director) of the Corporation or its subsidiaries.

      8.    Issuance of Shares.     No shares of Common Stock shall be
            ------------------
issued pursuant to the exercise of an option until:

            (a) The requirements of such laws and regulations as may be deemed by the Committee to be applicable are satisfied including appropriate disclosure obligations;

            (b) Any documents counsel for the Corporation deems necessary are delivered by the optionee, including a letter evidencing the optionee's investment intent in acquiring such shares;

            (c) The optionee pays, or makes satisfactory arrangements to pay, the option price for the shares to be issued; and

            (d) Provision has been made for the payment of any and all federal, state, and local taxes that may be required to be paid as a result of the exercise of such option or the issuance of such shares.

      No optionee, or legal representative, legatee, or distributee of an optionee, shall be deemed to be the holder of any shares of Common Stock subject to any option unless and until the certificate or certificates for them have been issued. Nothing contained in this Plan or any stock option agreement shall obligate the Corporation to cause the Corporation's Common Stock to be
listed with any securities exchange or other regulatory agency.   Any shares
issued under this Plan will be restricted stock and shall be appropriately legended to restrict sale or transfer until the Corporation shall have received a satisfactory opinion of legal counsel that such sale or transfer is in accordance with all applicable securities laws. If the Corporation's Common Stock becomes publicly traded on a national securities exchange, then any shares issued under this Plan shall include any additional restrictions imposed on the Corporation's Common Stock by such exchange.

      9.    Effect of Termination of Service.
            --------------------------------
      Notwithstanding the foregoing, should an optionee's employment with the Corporation, or tenure as a director, terminate due to the death or disability of the optionee, all options shall immediately become fully vested provided the optionee has had continuous service with the Corporation for two (2) years, and the optionee's successor in interest shall have sixty (60) days after the optionee's date of termination to exercise such option (provided, however, that such option must be exercised within ten (10) years after the date such option is granted) in accordance with the terms hereof. Any such exercisable option is hereinafter referred to as a "Vested Option".

      10.   Leaves of Absence and Disability.   The Plan Committee shall be
            --------------------------------
entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any optionee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine: (i) whether or not any such leave of absence or disability shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence or disability on options granted under this Plan theretofore made to any optionee who takes such leave of absence or becomes disabled.

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      11.   Capital Adjustments Affecting Stock.            The aggregate
            -----------------------------------
number of Shares available for distribution pursuant to the Plan and the number of Shares to which any options granted hereunder relate shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of the Plan resulting from any split, subdivision or consolidation of shares or other capital adjustment, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation.
      In the event of a capital adjustment in the Common Stock resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of Common Stock subject to this Plan and the number of Shares affected by the options granted hereunder shall be automatically adjusted to take into account such capital adjustment. By virtue of such a capital adjustment, the price of any Share under a stock option agreement shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such Option.
      In the event the Corporation merges or consolidates with another entity, or all or a substantial portion of the Corporation's assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by another entity (such other entity being the "Successor"), the kind of Shares that shall be subject to the Plan and to each outstanding stock option agreement shall, automatically by virtue of such merger, consolidation or acquisition, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than the Shares of the Successor, and the number of Shares subject to any Options and the purchase price per share upon exercise of the Option shall be correspondingly adjusted, so that, by virtue of such merger, consolidation or acquisition, each optionee shall have the right to purchase [a] that number of shares of common stock of the Successor that have a book value equal, as of the date of such merger, conversion or acquisition, to the book value, as of the date of such merger, conversion or acquisition, of the Shares theretofore subject to the optionee's option, [b] for a purchase price that, when multiplied by the number of shares of common stock of the Successor subjected to the option, shall equal the aggregate exercise price at which the optionee could have acquired all of the Shares theretofore optioned to the optionee.
      The granting of an option pursuant to this Plan shall not affect in any way the right and power of the Corporation to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
      In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of the Corporation's assets to stockholders, or any other change affecting Shares or the price of Shares, such proportionate adjustments, if any, as the Plan Committee in its discretion may deem appropriate to reflect such change shall be made with respect to [a] the aggregate number of Shares that may be issued under the Plan; [b] each outstanding option granted under the Plan; and [c] the exercise price per Share for any outstanding stock options under the Plan.

      12.   Amendment, Suspension, or Termination.    The Board shall have
            -------------------------------------
the right, at any time, to amend, suspend or terminate the Plan in any respect that it may deem to be in the best interests of the Corporation, provided, however, no amendments shall be made in the Plan that would cause a modification, extension or renewal to the terms of an option granted hereunder within the meaning of Section 424 (h) of the Internal Revenue Code of 1986, as amended.

      13.   Effective Date, Term and Approval.  This Plan shall become
            ---------------------------------
effective upon its approval by the Board of Directors and its shareholders on the date first above written. This Plan shall terminate ten (10) years after the effective date of the Plan and no options may be granted under the Plan after such time, but any option granted prior thereto may be exercised in accordance with its terms. The Plan and all options granted pursuant to it are subject to all laws, approvals, requirements and regulations of any governmental authority that may be applicable thereto and, notwithstanding any provisions of the Plan or option agreement, the holder of an option shall not be entitled to exercise the option nor shall the Corporation be obligated to issue any shares to the holder if such exercise or issuance would violate any of the provisions of the Plan, including paragraph 8 of the Plan.

      14.   Transferability of Options.   An option granted under the Plan
            --------------------------
may not be transferred by the optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the optionee to whom granted, may be exercised only by such optionee.

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      15.   Governing Law;  Severability.       This Plan shall be governed
            ----------------------------
by the laws of the State of Indiana. The invalidity or unenforceability of any provision of this Plan or any option granted pursuant to this Plan shall not affect the validity and enforeceability of the remaining provisions of the Plan and the options granted hereunder, and such invalid or unenforceability provision shall be stricken to the extent necessary to preserve the validity and enforceability of this Plan and the options granted hereunder.

      16.   Sale or Business Combination. In the event that an offer is made
            ----------------------------
to shareholders or to the Corporation whereby a change of control of the Corporation may or will occur, the Corporation, upon receipt of notice of said offer, shall promptly provide notice to all optionees. Notwithstanding anything to the contrary herein, upon receipt of notice of an intended change of control of the Corporation, the optionee shall have the right to exercise any options granted hereunder and to the extent permitted by applicable state and federal law, thereafter to fully exercise his or her rights as a shareholder of the Corporation.
            Upon a Change in Control or a threatened Change in Control as defined herein, all options granted hereunder shall become immediately and fully exercisable or payable according to the terms of this Plan and of the stock option agreement and according to the following additional terms:
      (i) Any outstanding and unexercised Options shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.
      (ii) During the six month and seven day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, a Recipient shall have the right, in lieu of the payment of the Base Price of the Shares being purchased under the stock option agreement and by giving notice to the Plan Committee, to elect (within the Exercise Period) in lieu of exercise thereof, subject to the Plan terms, to surrender all or part of the option to the Corporation and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the Base Price per Share under the stock option agreement multiplied by the number of Shares granted under the stock option agreement as to which the right granted herein shall have been exercised. Notwithstanding the foregoing, the Change in Control Price shall not exceed the market price of a Share to the extent required pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, on the date of surrender thereof.
      The Plan Committee shall provide in the Stock Option Agreement for the treatment to be given to any Shares pursuant to this Plan which have not expired or been forfeited or tendered before the occurrence of a Change in Control.
      For purposes of this subsection, "Base Price" means a price fixed by the Plan Committee which shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the stock option agreement, and "Change of Control" shall mean the higher of (A) (I) of or any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the highest price per share as quoted by the Nation Market System of NASDAQ, (II) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the highest average of the high bid and low asked prices as reported by the NASDAQ, (III) for any period during which the Stock shall be listed for trading on a national securities exchange, the highest closing price per share of Stock on such exchange as of the close of such trading day or (IV) the highest market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors in the event neither (I), (II), or (III) above shall be applicable, in each case during the 60-day period prior to and ending on the date of the Change of Control and (B) if the Change of Control is the result of a transaction or series of transactions described in section 11 herein, the highest price per share of Stock paid in such transaction or series of transactions (which in the case of section 11 shall be the highest price per share of the Stock as reflected in a Schedule 13D by the person having made the acquisition); provided, however, that the Change of Control Price shall not exceed the market price of a share of Stock (to the extent required pursuant to Section 422 of the Code) on the date of surrender thereof.

       (d)   Definition of Change in Control.
             -------------------------------
       For the purposes of this Plan, a CHANGE IN CONTROL Of the Corporation shall mean:

              (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (a "Person") of beneficial ownership (within

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the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (A) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (C) any acquisition directly from the Corporation (excluding an acquisition by virtue of the exercise of a conversion privilege), (D) any acquisition by the Corporation,
(E) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (F) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation the conditions described in clauses (A), (B) and (C) of paragraph (iii) of this subsection (c) are satisfied; or

              (ii) Individuals who, as the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (such threatened election contest or threatened solicitation of proxies or consents constituting a threatened Change of Control for purposes of this Plan); or

              (iii) Approval by the shareholders of the Corporation of a reorganization, merger, or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporate Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Corporation Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Corporation Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

              (iv) Approval by the shareholders of the Corporation of (A) a complete liquidation or dissolution of the Corporation or (B) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, (I) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (II) no Person (excluding the Corporation and any employee benefit plan (or related trust) of the Corporation or such corporation and any Person

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beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (III) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.

              (v) Notwithstanding the provisions of (i) through (iv) above, a Change in Control shall not be deemed to have occurred (A) if before the occurrence of a transaction which otherwise would constitute a Change in Control, a majority of the Board votes to accept, approve or recommend such transaction, or (B) by reason of the acquisition of Plan Shares pursuant to this Plan.

      17.   Assignment and Encumbrances.  Payments with respect to any options
            ---------------------------
granted under this Plan are not assignable or transferable and shall not be subject to any encumbrances, liens, pledges or charges of the participant or to claims of the participant's creditors. Any attempt to assign, transfer, hypothecate or attach any rights with respect to or derived from any options granted hereunder or any rights with respect to or derived from an option granted hereunder, shall be null and void and of no force and effect whatsoever.



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